Exhibit 99.1

Kinsale Capital Group Reports Second Quarter 2023 Results
Richmond, VA, July 27, 2023 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $72.8 million, $3.12 per diluted share, for the second quarter of 2023 compared to $27.1 million, $1.17 per diluted share, for the second quarter of 2022. Net income was $128.6 million, $5.52 per diluted share, for the first half of 2023 compared to $58.9 million, $2.55 per diluted share, for the first half of 2022.
Net operating earnings(1) were $67.2 million, $2.88 per diluted share, for the second quarter of 2023 compared to $44.4 million, $1.92 per diluted share, for the second quarter of 2022. Net operating earnings(1) were $123.9 million, $5.32 per diluted share, for the first half of 2023 compared to $82.1 million, $3.56 per diluted share, for the first half of 2022.
Highlights for the quarter included:
•Net income increased by 168.7% compared to the second quarter of 2022
•Net operating earnings(1) of $67.2 million increased by 51.2% compared to the second quarter of 2022
•Gross written premiums increased by 58.2% to $438.2 million compared to the second quarter of 2022
•Net investment income increased by 128.2% to $24.2 million compared to the second quarter of 2022
•Underwriting income(2) was $61.5 million in the second quarter of 2023, resulting in a combined ratio of 76.7%
•Annualized operating return on equity(7) was 30.6% for the six months ended June 30, 2023

“Our second quarter performance reflects the continued focus on disciplined underwriting, technology-enabled expense management and operational excellence which allows us to capitalize on favorable market conditions. The combination of gross written premium growth of 58.2%, a combined ratio of 76.7% and annualized operating return on equity of 30.6% demonstrates our ability to take market share and generate attractive returns over the long term,” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $438.2 million for the second quarter of 2023 compared to $277.0 million for the second quarter of 2022, an increase of 58.2%. Gross written premiums were $795.8 million for the first half of 2023 compared to $522.5 million for the first half of 2022, an increase of 52.3%. The increase in gross written premiums during the second quarter and first half of 2023 over the same periods last year reflected strong submission flow from brokers and a favorable pricing environment.
Underwriting income(2) was $61.5 million, resulting in a combined ratio of 76.7%, for the second quarter of 2023, compared to $44.1 million and a combined ratio of 77.4% for the same period last year. The increase in underwriting income(2) quarter over quarter was due to a combination of premium growth, favorable loss experience and lower net commissions. Loss(3) and expense(4) ratios were 55.7% and 21.0%, respectively, for the second quarter of 2023 compared to 54.9% and 22.5% for the second quarter of 2022. Results for the second quarters of 2023 and 2022 included net favorable development of loss reserves from prior accident years of $10.4 million, or 3.9 points, and $9.5 million, or 4.9 points, respectively.
Underwriting income(2) was $113.1 million, resulting in a combined ratio of 77.7%, for the first half of 2023, compared to $81.7 million and a combined ratio of 78.4% for the first half of 2022. The increase in underwriting income(2) was due to a combination of premium growth, favorable loss experience, lower net commissions and scale. Loss(3) and expense(4) ratios were 56.4% and 21.3%, respectively, for the first half of 2023 compared to 55.4% and 23.0% for the first half of 2022. Results for the first half of 2023 and 2022 included net favorable development of loss reserves from prior accident years of $19.5 million, or 3.8 points, and $17.9 million, or 4.7 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2023 and 2022 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands)
Gross written premiums	$438,222	$277,001	$795,810	$522,514
Ceded written premiums	(73,181)	(34,658)	(131,739)	(63,673)
Net written premiums	$365,041	$242,343	$664,071	$458,841

Net earned premiums	$257,046	$190,158	$494,204	$368,720
Fee income	6,986	4,919	13,187	9,264
Losses and loss adjustment expenses	147,042	107,040	286,076	209,545
Underwriting, acquisition and insurance expenses	55,473	43,891	108,219	86,781
Underwriting income(2)	$61,517	$44,146	$113,096	$81,658

Loss ratio(3)	55.7%	54.9%	56.4%	55.4%
Expense ratio(4)	21.0%	22.5%	21.3%	23.0%
Combined ratio(5)	76.7%	77.4%	77.7%	78.4%

Annualized return on equity(6)	34.5%	16.7%	31.8%	17.7%
Annualized operating return on equity(7)	31.8%	27.3%	30.6%	24.6%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding. Prior periods have been revised to conform to the current period's presentation.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$156,008	59.1%	$116,531	59.8%
Current accident year - catastrophe losses	1,451	0.5%	21	—%
Effect of prior accident year development	(10,417)	(3.9)%	(9,512)	(4.9)%
Total	$147,042	55.7%	$107,040	54.9%

	Six Months Ended June 30, 2023		Six Months Ended June 30, 2022
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$302,511	59.6%	$227,320	60.1%
Current accident year - catastrophe losses	3,025	0.6%	83	—%
Effect of prior accident year development	(19,460)	(3.8)%	(17,858)	(4.7)%
Total	$286,076	56.4%	$209,545	55.4%

Investment Results
Net investment income was $24.2 million in the second quarter of 2023 compared to $10.6 million in the second quarter of 2022, an increase of 128.2%. Net investment income was $44.9 million in the first half of 2023 compared to $19.7 million in the first half of 2022, an increase of 128.0%. These increases were driven by growth in the Company's investment portfolio generated largely from the investment of strong operating cash flows and higher interest rates relative to the prior year periods. Net operating cash flows were $423.6 million in the first half of 2023 compared to $278.7 million in the first half of 2022, an increase of 52.0%. The Company’s investment portfolio had an annualized gross investment return(8) of 3.8% for the first half of 2023 compared to 2.6% for the same period last year. Funds are generally invested conservatively in high quality securities with an average credit quality of "AA-" and the weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.1 years and 3.5 years at June 30, 2023 and December 31, 2022, respectively. Cash and invested assets totaled $2.6 billion at June 30, 2023 and $2.2 billion at December 31, 2022.
(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rates for the six months ended June 30, 2023 and 2022 were 18.9% and 17.4%, respectively. In the first half of 2023 and 2022, the effective tax rates were lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $871.8 million at June 30, 2023 compared to $745.4 million at December 31, 2022. Book value per share was $37.64 at June 30, 2023 compared to $32.28 at December 31, 2022. Annualized operating return on equity(7) was 30.6% for the first half of 2023, an increase from 24.6% for the first half of 2022, which was primarily due to continued profitable growth from favorable E&S market conditions and rate increases.
In the periods ending June 30, 2023, the Company reclassified policy fees to fee income. Historically, these fees were presented as a reduction to underwriting, acquisition and insurance expenses. The Company modified the definition of the loss and expense ratios to include fee income in the denominator of each ratio. The Company has reclassified prior periods' results to conform to the current period's presentation.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three and six months ended June 30, 2023 and 2022, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands, except per share data)
Net operating earnings:
Net income	$72,791	$27,090	$128,591	$58,881
Adjustments:
Change in the fair value of equity securities, before taxes	(5,811)	23,353	(9,329)	31,104
Income tax expense (benefit) (1)	1,220	(4,904)	1,959	(6,532)
Change in fair value of equity securities, after taxes	(4,591)	18,449	(7,370)	24,572

Net realized investment losses (gains), before taxes	(1,291)	(1,413)	3,361	(1,708)
Income tax (benefit) expense (1)	271	297	(706)	359
Net realized investment losses (gains), after taxes	(1,020)	(1,116)	2,655	(1,349)

Change in allowance for credit losses on investments, before taxes	(25)	—	56	—
Income tax (benefit) expense (1)	5	—	(12)	—
Change in allowance for credit losses on investments, after taxes	(20)	—	44	—
Net operating earnings	$67,160	$44,423	$123,920	$82,104

Diluted operating earnings per share:
Diluted earnings per share	$3.12	$1.17	$5.52	$2.55
Change in the fair value of equity securities, after taxes, per share	(0.20)	0.80	(0.32)	1.06
Net realized investment losses (gains), after taxes, per share	(0.04)	(0.05)	0.11	(0.06)
Diluted operating earnings per share(2)	$2.88	$1.92	$5.32	$3.56

Operating return on equity:
Average equity(3)	$843,773	$649,818	$808,632	$666,701
Annualized return on equity(4)	34.5%	16.7%	31.8%	17.7%
Annualized operating return on equity(5)	31.8%	27.3%	30.6%	24.6%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and six months ended June 30, 2023 and 2022, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net income	$72,791	$27,090	$128,591	$58,881
Income tax expense	17,319	5,352	29,912	12,433
Income before income taxes	90,110	32,442	158,503	71,314
Net investment income	(24,172)	(10,594)	(44,867)	(19,682)
Change in the fair value of equity securities	(5,811)	23,353	(9,329)	31,104
Net realized investment losses (gains)	(1,291)	(1,413)	3,361	(1,708)
Change in allowance for credit losses on investments	(25)	—	56	—
Interest expense	2,724	337	5,294	590
Other expenses (6)	417	166	819	309
Other income	(435)	(145)	(741)	(269)
Underwriting income	$61,517	$44,146	$113,096	$81,658
(6)    Other expenses are comprised of corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, July 28, 2023 at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (888) 660-6493, conference ID# 3573726, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on August 25, 2023.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	(in thousands, except per share data)
Gross written premiums	$438,222	$277,001	$795,810	$522,514
Ceded written premiums	(73,181)	(34,658)	(131,739)	(63,673)
Net written premiums	365,041	242,343	664,071	458,841
Change in unearned premiums	(107,995)	(52,185)	(169,867)	(90,121)
Net earned premiums	257,046	190,158	494,204	368,720
Fee income	6,986	4,919	13,187	9,264
Net investment income	24,172	10,594	44,867	19,682
Change in the fair value of equity securities	5,811	(23,353)	9,329	(31,104)
Net realized investment (losses) gains	1,291	1,413	(3,361)	1,708
Change in allowance for credit losses on investments	25	—	(56)	—
Other income	435	145	741	269
Total revenues	295,766	183,876	558,911	368,539

Expenses
Losses and loss adjustment expenses	147,042	107,040	286,076	209,545
Underwriting, acquisition and insurance expenses	55,473	43,891	108,219	86,781
Interest expense	2,724	337	5,294	590
Other expenses	417	166	819	309
Total expenses	205,656	151,434	400,408	297,225
Income before income taxes	90,110	32,442	158,503	71,314
Total income tax expense	17,319	5,352	29,912	12,433
Net income	72,791	27,090	128,591	58,881

Other comprehensive income (loss)
Change in net unrealized gains (losses) on available-for-sale investments, net of taxes	(14,107)	(54,882)	3,402	(118,812)
Total comprehensive income (loss)	$58,684	$(27,792)	$131,993	$(59,931)

Earnings per share:
Basic	$3.16	$1.19	$5.59	$2.59
Diluted	$3.12	$1.17	$5.52	$2.55

Weighted-average shares outstanding:
Basic	23,040	22,781	23,024	22,767
Diluted	23,301	23,103	23,293	23,095

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$2,183,686	$1,760,100
Equity securities at fair value	196,848	152,471
Assets held for sale	57,526	—
Real estate investments, net	19,482	76,387
Short-term investments	28,778	41,337
Total investments	2,486,320	2,030,295

Cash and cash equivalents	125,057	156,274
Investment income due and accrued	17,696	14,451
Premiums receivable, net	147,092	105,754
Reinsurance recoverables, net	229,903	220,454
Ceded unearned premiums	48,645	42,935
Deferred policy acquisition costs, net of ceding commissions	85,326	61,594
Intangible assets	3,538	3,538
Deferred income tax asset, net	58,047	56,983
Other assets	68,578	54,844
Total assets	$3,270,202	$2,747,122

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,455,734	$1,238,402
Unearned premiums	675,254	499,677
Payable to reinsurers	42,143	32,024
Accounts payable and accrued expenses	22,457	31,361
Debt	195,876	195,747
Other liabilities	6,923	4,462
Total liabilities	2,398,387	2,001,673

Stockholders' equity	871,815	745,449
Total liabilities and stockholders' equity	$3,270,202	$2,747,122